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                                                                   Schedule 99.1


OCCULOGIX, INC. FILES REGISTRATION STATEMENT WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR THE INITIAL PUBLIC OFFERING OF COMMON STOCK

MISSISSAUGA, ONTARIO--(CCNMatthews - Aug. 13, 2004) - OccuLogix, Inc. (formerly Vascular Sciences Corporation) and its significant stockholder TLC Vision Corporation announced today that OccuLogix, Inc. has filed a registration statement with the U.S. Securities and Exchange Commission for the initial public offering of its common stock. A portion of the shares will be offered by TLC Vision Corporation and other selling stockholders. The offering is being underwritten by a syndicate led by Citigroup Global Markets Inc. Other underwriters included in this offering are SG Cowen & Co. LLC, ThinkEquity Partners LLC, Orion Securities (USA) Inc. and DeMatteo Monness LLC.

The registration statement has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State, Province or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State, Province or other jurisdiction.

Copies of the prospectus, when available, may be obtained from Citigroup Global Markets Inc. at Brooklyn Army Terminal, 140 58th Street, Brooklyn, NY 11220,
Attn: Prospectus Department, telephone: (718) 765-6732.

OccuLogix, Inc. is an ophthalmic therapeutic company founded in 1996 to commercialize innovative treatments for eye diseases.

CONTACT:    TLC Vision Corporation
            Stephen Kilmer
            (905) 238-3904

Source: OccuLogix, Inc.